Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2009 Equity Incentive Plan of Agenus Inc. of our report dated March 12, 2014, with respect to the financial statements of 4-Antibody AG for the year ended December 31, 2013, included in the Current Report on Form 8-K of Agenus Inc. filed with the Securities and Exchange Commission on February 13, 2014, as amended by the Current Report on Form 8-K/A filed on April 29, 2014.

/s/ Ernst & Young Ltd.

Basel, Switzerland

May 9, 2014